SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)
                           Check the appropriate box:

[ ]  Preliminary Information Statement       [ ]   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5 (d)(2))
[X]  Definitive Information Statement




                           CHINA PHARMA HOLDINGS, INC.
                  (Name of Registrant As Specified In Charter)
                  --------------------------------------------




Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:

                           CHINA PHARMA HOLDINGS, INC.
                         2nd Floor, No. 17, Jinpan Road
                         Haikou, Hainan Province, China


July 11, 2008

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of China Pharma Holdings, Inc. (the "Company"), a Delaware corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board.

     (1) To elect the following individuals as directors to serve for the term stated;

                  G. Michael Bennett
                  Yingwen Zhang
                  Baowen Dong

     (2) To authorize the Company's Board of Directors to amend our Bylaws in substantially the form attached as Exhibit A hereto.


The enclosed Information Statement is being mailed on or about July 11, 2008 to stockholders of record as of the close of business on February 1, 2008. You are urged to read the enclosed Information Statement in its entirety.

                          For the Board of Directors of
                          CHINA PHARMA HOLDINGS, INC.

                          By: /s/ Zhilin Li
                          --------------------
                          Zhilin Li
                          Chief Executive Officer

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                           CHINA PHARMA HOLDINGS, INC.
                         2nd Floor, No. 17, Jinpan Road
                         Haikou, Hainan Province, China
                        Phone: (0086-898-66811730 (China)

                                  July 11, 2008

                               GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the common stock (the "Shareholders"), par value $.001 per share (the "Common Stock"), of China Pharma Holdings, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

On or about February 1, 2008 the Company received written consents in lieu of a meeting of Stockholders from holders of 23,091,466 shares representing approximately 61.94% of the 37,278,938 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") electing the following three individuals as independent members of the Board of Directors of the
Company: G. Michael Bennett, Yingwen Zhang and Baowen Dong and (2) to amend our Bylaws in substantially the form attached as Exhibit A hereto.

On February 1, 2008, pursuant to Delaware General Corporation Law ("DGCL"), the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. The Majority Stockholders approved the action by written consent in lieu of a meeting on February 1, 2008, in accordance with the DGCL. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to ratify the appointments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on February 1, 2008, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become ratified until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about July 11, 2008 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:


     1.   Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008;

     2.   Annual Report on Form 10-KSB for the year ended December 31, 2007.

All of these documents which are being incorporated by reference into this 14C.

                          OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, February 1, 2008, the Company had 37,278,938 shares of common stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On February 1, 2008, the holders of 23,091,466 shares representing approximately 64.91% of the 37,278,938 shares of common stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of February 1, 2008 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all officers and directors of us as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class      Name and Address of    Amount and Nature of    Percent of
                    Beneficial Owner       Beneficial Owner        Class(1)
--------------------------------------------------------------------------------

Common Stock        Zhilin Li              10,000,000                   26.82%
Common Stock        Heung Mei Tsui         10,812,651                   29%
Common Stock        Jian Yang               2,278,815                   6.12%

Officers, Directors and Five (5)           23,091,466                   61.94%
Percent Shareholders as a Group

(1) The percent of class is based on 37,278,938 shares of common stock issued and outstanding as of February 1, 2008.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

Election Of Directors
---------------------

We have elected three (3) independent members to our Board of Directors. The Board and majority shareholders have approved the following three directors: G. Michael Bennett, Yingwne Zhang and Baowen Dong. Each of the board members also serve on the audit company for the company. If any nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Company may designate. The following sets forth certain information regarding each new director of the
Company:

G. Michael Bennett

G. Michael Bennett graduated from Michigan State University and University of Michigan. He currently is a DBA candidate in Corporate Governance at City University of Hong Kong. He acted as CFO and Board Member in National Automobile Club from 1983 to 1986. After that, he worked as an accounting, tax, and audit professor in California State University from 1986 to1989, and as an accounting and audit professor in Chapman University from 1989 to 1993. He served as the CFO and Board Member in Argonaut Computers from 1993 to1998 in Southern of California. During 1998-2000, he was a basic law, accounting and tax professor in University of Hawaii and accounting, tax and audit professor in Chaminade of Honolulu. He acted as a partner of ProCFO Company based in California which provided contract CFO service for firms during 2000-2004. He was also a partner of Nexis Investment Consulting Corporation based in Beijing during 2004-2007.

Yingwen Zhang

Yingwen Zhang graduated from Department of Chemical Engineering, Tianjin University in 1967. He worked as the CEO of SINOPEC SICHUAN VINYLON WORKS from
1983 to 1988 and worked as the director of Sichuan Foreign Trade and Economic Cooperation Bureau (The Bureau of Commerce of Sichuan Province) from December, 1988 to April 2000. Since then, he has acted as the Economic and Commercial Counselor's Office of the Embassy of the People's Republic of China in Malaysia. Mr. Zhang currently is the member of the 9th Chinese People's Political Consultative Conference (CPPCC).

Baowen Dong

Baowen Dong graduated from Xian University of Science and Technology in 1966. He is the professor, researcher, director of the staff room, and the department head in Sichuan University since 1974. He is also an expert member of the Sichuan University Teaching Evaluation Council since August 2001.

Other
-----

None of the foregoing Directors or Executive Officers has, during the past five years:

     (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding; or

     (c)  Been  subject to any order,  judgment,  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

Amendment to the Bylaws
-----------------------

The Board of Directors of the Company believes that the stockholders of the Company will benefit from the Company amending and restating its bylaws as set forth on Exhibit A to reflect the proper name and corporate governance of the Company. The following sets forth the specific changes and additions to the bylaws:

         Section 2. STOCKHOLDERS

         Notice of Meeting. An exception to the usual requirements of notice of a meeting has been made to include notice of a meeting to act an amendment to the Certificate of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets other than in the regular course of business or the dissolution of the Corporation shall be given not less than 20 or more than 60 days before such meeting.

         Waiver of Notice. Notice of the time, place, and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

         Advance Notice of Business at Annual Meeting: The specifications as to what is needed to properly bring business before an annual meeting have been included in the amended bylaws. To be brought properly before an annual meeting, business must either be (1) specified in the notice of meeting given by or at the direction of the President or the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) properly brought before the meeting by a stockholder. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date. The amended bylaws also state what is required to be included in a stockholder's notice in order to be brought before the annual meeting. The Advance Notice Date shall be one of the following: (a) in the case of an annual meeting only, the date 75 days before the anniversary date of the prior year's meeting, if (i) there was an annual meeting in the prior year and (ii) the date of the current year's annual meeting is not more than 30 days before or after the anniversary date of the prior year's annual meeting; or (b) if clause (a) does not apply, the date 45 days prior to the date of the current year's annual meeting or a special meeting if at least 60 days' notice or prior public disclosure of the date of the current year's annual meeting or the special meeting is given or made; or (c) if neither clause (a) not clause (b) applies, the date 15 days after the day on which notice of the date of the current year's annual meeting or the special meeting was mailed or public disclosure was made. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Quorum. The amended bylaws specify that one-third of the votes entitled to be cast on a matter by the holders of shares that are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders.

         Manner of Acting. If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Certificate of Incorporation or the DGCL requires a greater number of affirmative votes.

         Proxies. The amended bylaws sets forth the requirements of a proxy by stating that a stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 3 years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

         Inspectors of Election. The amended bylaws include a section of the Inspectors of Election. The Chairman of any meeting of the stockholders may appoint one or more Inspections of Election ("Inspectors") and any inspector may be removed, and a new inspector appointed, by the Board at any time. The Inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, hear and determine all challenges and questions arising in connection with the right to vote, decide upon the qualifications of voters, accept, count, and tabulate all votes and ballots, declare the results of such vote and do such acts as are proper to conduct the election or vote with fairness to all stockholders entitled to vote thereat.

         Section 3.  BOARD OF DIRECTORS

         Number and Tenure. The amended bylaws limit the Board of Directors to no more than nine Directors, unlike the previous bylaws which allowed for an unlimited number and in an increase in the number of Directors. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting or until his or her resignation or removal.

         Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders.

         Special Meetings. Special meetings of the Board of any committee may be called by any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman.

         Notice of Special Meetings. The amended bylaws change the amount of days notice to a director of a special Board or Committee meeting from two days to at least five days before the meeting, or by fax at least two days before the meeting.

         Waiver of Notice. A waiver of notice section by writing or attendance of a Director at a Board or Committee meeting has also been included in the amended bylaws.

         Presumption of Assent. A presumption of assent section has been included into the bylaws to state that a Director of the Corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transaction any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

         Resignation. A Director is no longer limited to resigning through means of writing, but can also resign from the Board or any Committee of the Board at any time by delivering oral tender as well.

         Executive and Other Committees. The amended bylaws delve deeper into the organization and function of various committees. It includes such sections as minutes of meetings and removal of committee members.

         Compensation. Unlike the previous bylaws, the amended bylaws allow for the receipt of a salary as a Director or committee member by Board resolution. It also mentions that a director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

         Interest of Director in a Transaction. The amended bylaws also include a section on the interest of a director in a transaction. This section states that no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one of more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith, by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         Section 5.  CERTIFICATES FOR SHARES AND THEIR TRANSFER.

         Issuance of Shares. The amended bylaws state that no shares of the Corporation shall be issued unless authorized by the Board, or by a committee designated by the board to the extent such committee is empowered to do so.

         Certificates for Shares. The bylaws have also been amended to include in the Certificates for Shares section, a provision that states the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). The bylaws also took out the option of the directors to require the owner of a lost or destroyed stock certificate to give the corporation a bond, in such sum as they may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

         In addition, the provision allowing the Board of Directors to declare dividends upon the capital stock of the corporation has been removed from the amended bylaws.

         Section 6.  INDEMNIFICATION

         Actions by or in the Right of the Corporation. The indemnification section has been expanded upon in the amended bylaws to include actions by or in the right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware court of chancery or such other court shall deem proper. It goes on to mention that the right of indemnity is not exclusive and that the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation.

         Section 8.  GENERAL PROVISIONS

         Fiscal Year. The fiscal year has been specified to begin first day of January and end the last day of December.

         Voting of Securities. The amended bylaws now also include the provision stating that the President and the Secretary, and each other person authorized by the Board, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation at any meeting of stockholders or owners of other interest of any other corporation or organization the securities of which may be held by this Corporation.

                         EFFECTIVE DATE OF RATIFICATION

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be ratified on or about the close of business on July 31, 2008.

                         By Order of the Board of Directors

                         By: /s/ Zhilin Li
                         -----------------
                         Zhilin Li
                         Chairman





















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